EXHIBIT 32.1

                            Certification Pursuant to
                         Exchange Act Rule 15d-14(b) and
                             18 U.S.C. Section 1350

      In connection with the Quarterly Report of First Virtual Communications, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gregory Sterling, Chief Restructuring Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

      i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Virtual Communications, Inc. and will be retained by First Virtual Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 28, 2005                  FIRST VIRTUAL COMMUNICATIONS, INC.

                                         By: /s/ Gregory Sterling
                                             ----------------------------
                                             Gregory Sterling
                                             Chief Restructuring Officer
                                             (Duly Authorized Officer and
                                             Principal Financial Officer)